Exhibit 10.6

COHU, INC.

2005 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”), is made pursuant to a Notice of Grant of Stock Option (the “Notice”) attached hereto or incorporated into this Agreement by this reference, made as of the effective date as set forth in the Notice, between Cohu, Inc., a Delaware corporation (the “Company”) and the option holder (“Participant”) whose identity is set forth in the Notice. The grant of stock options pursuant to this Agreement and the Notice is made pursuant to the Cohu, Inc. 2005 Equity Incentive Plan (the “Plan”). Any discrepancy between the language of the Plan, the Agreement, and the Notice shall be resolved in that order of priority. Capitalized words in this Agreement have the same meaning as those in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants to Participant as a matter of separate inducement and agreement in connection with Participant’s Service, and not in lieu of any salary or other compensation for services, the right and option to purchase, in accordance with the Plan and Notice and on the terms and conditions hereinafter set forth, all or any part of an aggregate of such number of authorized but unissued shares indicated in the Notice.

In the event dividends are payable in Stock of the Company or in the event that there are splits, subdivisions, or combination of shares of Stock, the number of shares subject to the Option shall be increased or decreased proportionately, as the case may be, without change in the total price of all shares initially available under the Option.

Except as provided in this Agreement, the Option may not be exercised at any time unless Participant shall have been in the continuous Service of the Company or any of its Parent or Subsidiary or participating corporations from the date of grant to the date of exercise of the Option. Service shall be defined in accordance with the Plan.

This Agreement and the Option shall terminate on the expiration date indicated in the Notice unless terminated at an earlier date in accordance with the provisions hereof and of the Plan.

2. Method of Exercise and Payment. Each exercise of the Option shall be by means of a written notice of exercise delivered to the Secretary of the Company (or such other officer as designated by the Committee) and specifying the number of whole shares with respect to which the Option is being exercised, together with tender to the Company of the full purchase price attributable to the shares to be purchased.

Except as otherwise provided for in the Plan and subject to limits that may apply to an “incentive stock option,” as that term is defined in Section 422(b) of the Internal Revenue Code as amended, payment of the exercise price for the number of shares being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value of not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System ( a “Cashless Exercise”), (iv) by delivery of a properly executed notice of exercise electing a Net-Exercise, (v) by such other consideration as may be approved by the Company’s Board of Directors from time to time to the extent permitted by applicable law, or (vi) by any combination thereof.

Prior to exercising the Option, Participant shall review the Company’s most recent financial statements, reports and other information available to the Company’s stockholders, such that Participant becomes familiar, to Participant’s full satisfaction, with the Company’s affairs, status, prospects and risks. In the event that the Option is to be exercised by any person other than Participant, notice of exercise shall be accompanied by appropriate proof of the right of such person to exercise the Option.

3. Termination of Option. Any Option which has not been exercised by the expiration date as stated in the Notice, shall automatically terminate and be cancelled. If the Service of Participant terminates prior to the expiration date, the Option will terminate thirty (30) days after Service terminates and will be exercisable to the extent such Option was exercisable on the date of termination; if termination is due to Disability of the Participant, Participant or his or her legal representatives will have six (6) months from the date of Disability to exercise the Option, to the extent such Option was exercisable on the date of such Disability; if termination is due to death of the Participant, his or her legal representatives will have six (6) months from the date of death to exercise the Option, to the extent such Option was exercisable on the date of such death. If Section 14.1of the Plan (Compliance with Applicable Law) prevents the Participant from exercising the Option to the extent permitted under this Section, Participant or his or her legal representatives will have until the later of (a) the time otherwise specified under this Section and (b) one month after the date on which Section 14.1 of the Plan no longer prevents Participant from exercising the Option.

4. Change in Control. Notwithstanding any other provision of the Plan to the contrary, the Board, in its sole discretion, in the event of a Change in Control,1 may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding options and shares acquired upon the exercise of such options upon such conditions and to such extent as the Board shall determine.

If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Option or substitute new stock options having an equivalent value. In the event of a Change in Control and the outstanding Options are not assumed or replaced, then all unexercisable, unvested or unpaid portions of such outstanding Options will become immediately exercisable, vested and payable in full immediately prior to the date, but contingent upon the consummation, of the Change in Control, and the Participant will be permitted to exercise and receive full payment for the Options. Any Option not assumed, replaced or exercised prior to the Change in Control will terminate.

5. Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or, while the Participant is under legal disability, the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

6. Participant Not a Stockholder. Participant shall have no rights as a stockholder of the Company with respect to the shares covered by the Option until the date of issuance of shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for dividends or other rights for which the record date is prior to the date on which shares are issued.

7. Notices. Any notice to be given under the terms hereof shall be hand delivered to the Secretary of the Company (or such other officer as designated by the Committee) or sent by certified mail, return receipt requested, to Cohu, Inc., 12367 Crosthwaite Circle, Poway, California 92064, and any notice to be given to the Participant shall be addressed to the Participant at the address given beneath the Participant’s signature hereto, or at such other address as a party may hereafter designate in writing to the other party (including, but not limited to, an e-mail address). Notice shall have been deemed duly given when enclosed in a properly sealed envelope, addressed as aforesaid, certified mail, and deposited (postage prepaid) in a post office or branch post office regularly maintained by the United States Government or, if notice is not given through the mail, when such notice is actually received by the person to whom notice is being given.

The Plan documents, which may consist of any or all of the following: the Plan, the Notice, this Agreement, the prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Option (the “Plan Prospectus”), and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Notice and the notice of exercise required under Section 2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include, among other things, the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other means of electronic delivery specified by the Company.

The Participant acknowledges that the Participant has read this Section and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Notice and the notice of exercise required under Section 2. The Participant further acknowledges that the Company will provide a paper copy of any documents delivered electronically at no cost to the Participant if the Participant requests by contacting the Company by telephone or in writing. The Participant also acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke the consent to the electronic delivery of documents described in this Section or may change the e-mail address to which such documents are to be delivered (if the Participant has provided an e-mail) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or e-mail. Finally, the Participant understands that there is no requirement to consent to electronic delivery of documents described in this Section.

8. Plan. This Option is granted pursuant to the Plan and the defined terms of the Plan and all other terms and conditions of the Plan are hereby incorporated into this Agreement. Participant acknowledges receiving a copy of the Plan and the Plan Prospectus.

9. Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Option or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Stock or cash payment withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount permitted to maintain the classification of the Option as an equity award for financial accounting purposes. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to this Agreement until the Company’s tax withholding obligations have been satisfied by the Participant.

10. Continuance of Employment. Nothing contained in this Agreement or in the Plan shall confer upon Participant any right with respect to continued employment or Service by the Company or its Parent or Subsidiary Corporations, if any, or interfere in any way with the right of the Company (or other entity) at any time to terminate such employment or Service or to increase or decrease the compensation received by Participant, but nothing contained herein shall affect any otherwise existing contractual rights of Participant.

11. Laws Applicable to Construction. The interpretation, performance and enforcement of the Option and this Agreement shall be governed by the laws of the State of California, without regard to its conflict-of-law rules, except to the extent U.S. federal law applies.

12. Acknowledgment. If the Option is intended to be an “incentive stock option,” as that term is defined in Section 422(b) of the Internal Revenue Code as amended, certain conditions may be imposed in order for the Option to so qualify and to continue to so qualify. Participant agrees and acknowledges that neither the Company nor anyone acting on its behalf in connection with the administration of the Plan shall be liable to Participant or any successor-in-interest of Participant for any loss or damage suffered as a result of the Option failing to be an incentive stock option under the Code. Participant further agrees and acknowledges that in the event that the aggregate Fair Market Value (determined as of the effective date of grant and as defined by the Plan) of stock with respect to which incentive stock options are exercisable for the first time by Participant during any calendar year (under all plans of the Company and its parent or subsidiary corporations) exceeds $100,000, the portion of the latest granted incentive stock option(s) equal to such excess shall be treated as a nonstatutory stock option rather than an incentive stock option. In addition, Participant acknowledges that the disposition of shares purchased pursuant to an incentive stock option occurring within (i) two years from the date of grant or (ii) one year from the date of exercise of the Option will result in any gain recognized on the disposition being treated as taxable compensation income in the year of the disposition. Participant further acknowledges that the difference between the aggregate price and the Fair Market Value of the shares on the date of exercise of the Option may be an item of tax preference for purposes of the alternative minimum tax to the extent required by applicable law.

13. Notice of Disposition; Proof of Continued Ownership. In the event the Option is intended to be an incentive stock option, Participant agrees to notify the Company of any disposition of shares acquired pursuant to the Option occurring within (i) two years from the date of grant or (ii) one year from the date of exercise of the Option. In addition, Participant agrees to provide such proof of continued ownership of shares as the Company may reasonably require to assess properly any tax deductions associated with the disposition of shares acquired through exercise of the Option.

14. Termination or Amendment. The Committee may terminate or amend the Option at any time, so long as no such termination or amendment has a materially adverse effect on the Option or any unexercised portion thereof without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law or in connection with a Change in Control under Section 4. No amendment to this Agreement is to be effective unless in writing.

15. Further Instruments. The parties agree to execute any further instrument and to act as reasonably necessary to carry out the intent of this Agreement.

16. Binding Effect. This Agreement inures to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, is binding on the Participant and the Participant’s heirs, executors, administrators, successors, and assigns.

17. Counterparts. The Notice may be executed in counterparts, each of which is to be deemed an original, but all of which together constitute one and the same instrument.

Exhibit “A”

LETTER AGREEMENT FOR PARTICIPANT’S
EXERCISE OF INCENTIVE OR NONSTATUTORY STOCK OPTION

Corporate Secretary
Cohu, Inc.
12367 Crosthwaite Circle
Poway, CA 92064

To the Corporate Secretary:

I am the “Participant” under the Stock Option Agreement (“the Agreement”) with Cohu, Inc. (the “Company”). Pursuant to the Agreement, I hereby elect to exercise my Option(s). I understand that this election is irrevocable without the consent of the Company once it is effective in accordance with the terms of the underlying plan and the Agreement.

Control #
Grant #	Grant Date	(Company use)	# Shares Exercised	Option Price		Total Exercise Price
				$		$
				$		$
				$		$
				$		$
Totals					––	$

I hereby agree to accept delivery of such shares as provided for in said option; and have tendered $     (a $25.00 DWAC (Deposit & Withdrawal At Custodian) fee imposed by Transfer Agent is included, if applicable) for said option. If payment is by delivery of previously acquired shares, attached are share certificates or an attestation of ownership of Company Stock duly executed in accordance with the Agreement.

I understand and agree as follows:

(i) The determination of the Fair Market Value of the shares issued on the exercise of my Option shall be made as of the business day this notice of exercise is properly tendered to the Company along with payment of the exercise price and compliance with all other terms of exercise. I understand that the difference between The Fair Market Value of the shares on the date of exercise and the exercise price may be an item of tax preference for purposes of the alternative minimum tax.

(ii) I understand that a disposition of shares acquired upon exercise of an Incentive Stock Option prior to two (2) years from the date of grant of the Option or one (1) year from the date of exercise of the Option may cause gain recognized on the disposition to be taxable to me as compensation income to reported on my Form W-2. I will notify you of any disposition of the shares within these time periods and agree to provide you with such proof of continued ownership of such shares as you may require. If the options exercised are nonstatutory stock options, I understand that the Company may be required to withhold or collect taxes owed on any taxable gain that is recognized on the exercise date.

(iii) I have reviewed or had the opportunity to review the Company’s most recent financial statements, reports and other information available to stockholders, such that I am familiar with the Company’s affairs, status, prospects and risks to my full satisfaction.

(iv) I am able to bear the economic risk of holding shares acquired pursuant to the exercise of the Option for an indefinite period.

(v) I represent and warrant that I have no knowledge of material information about the Company and its subsidiaries, if any, or their business or prospects that has not been made heretofore publicly available.

___________________________ Print Name of Participant	_________________________________ Participant’s Signature Date

_______________________________ Date Received by the Company	__________________________________ Receipt Acknowledged